    Exhibit 23

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.
New York, New York

We hereby consent to the incorporation by reference in the Form S-8 (Nos. 333-226895, 333-212261, and 333-176059) and Form S-3 (No. 333-222101) of MDC Partners Inc. of our reports dated March 16, 2021, relating to the consolidated financial statements and schedules presented in Item 15, and the effectiveness of MDC Partners Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
New York, New York
March 16, 2021